Exhibit (h)(2)(d)

FOURTH  AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment, dated as of May 26, 2011 (the “Amendment”), is entered into by and between State Street Navigator Series Lending Trust (the “Investment Company”) and State Street Bank and Trust Company (the “Administrator”).

WHEREAS, the Investment Company and the Administrator entered into a Administration Agreement dated as of March 4, 1996, as amended (the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	The first paragraph of Section 7 of the Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

At any time, the Administrator may apply to any officer of the Investment Company for instructions and may consult with the independent accountants for the Investment Company, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement.  The Administrator shall not be liable for any action reasonably taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons.  The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Investment Company. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

2.	The Investment Company and the Administrator hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	This Amendment may be executed in multiple counterparts, which together shall constitute one instrument.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

By:	/s/ Nancy L. Conlin
Name: Nancy L. Conlin
Title: Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President